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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY


                                                    JURISDICTION OF
      SUBSIDIARY                                     INCORPORATION
      ----------                                     -------------

Holly Sugar Corporation..............................  New York

Spreckels Sugar Company, Inc. (1)....................  Delaware


(1)  Merged into Holly Sugar Corporation effective March 31, 1997.